Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Announces Completion of KJCC Sale

PITTSBURGH, September 30, 2020 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today announced the completion of the sale of its Koppers (Jiangsu) Carbon Chemical Company Limited (KJCC) to Fangda Carbon New Material Co., Ltd. and C-Chem Co., Ltd., a subsidiary of NIPPON STEEL Chemical & Material Co., Ltd.  KJCC is a tar distillation facility located in Pizhou City, Jiangsu Province, China, and was 75-percent owned by the Company with the remaining 25 percent owned by Yizhou Group Company Limited (Yizhou).

In connection with the transaction, KJCC reached agreement with its largest customer in China to resolve the previously disclosed contractual dispute related to application of contractual pricing terms. The settlement of the dispute became effective upon the closing of the transaction.

As previously disclosed, the total purchase price was $107 million, excluding working capital adjustments.  Koppers realized approximately $65 million of net cash, after taxes and expenses, and has applied the proceeds toward debt reduction.  The net proceeds included $10 million in earnest money received by Koppers in August 2020, which was applied against the purchase price at closing.  Koppers expects to record a gain on the sale of KJCC of approximately $30 million to $35 million in the third quarter of 2020.

As a result of applying the proceeds to reduce debt, Koppers estimates that its net leverage will be 3.8 at September 30, 2020, which compares to a net leverage of 4.5 at June 30, 2020 and 4.3 at December 31, 2019.

Commenting on the sale, James Sullivan, Executive Vice President and Chief Operating Officer, said, “Our focus shifted significantly since the KJCC facility was built in the 2012-2014 time period.  With our subsequent strategic pivot toward an emphasis on wood treatment technologies, it made sense to consider divesting this business at the right price so we can better focus on core markets and products.  I am proud of the stellar safety and environmental record of KJCC employees who truly took our Zero Harm mindset to heart.  I wish them the best and thank them for their contributions to Koppers success.”

President and Chief Executive Officer Leroy Ball added, “It’s a credit to our transaction team to get this deal over the finish line amid a global pandemic.  It is my expectation that with this sale of another component of our more volatile Carbon Materials and Chemicals business, the investment community will better recognize the higher valuation that Koppers should command in the equity markets.”

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About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."  For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael Zugay at 412-227-2231 or Quynh McGuire at 412-227-2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures.  Koppers believes that adjusted EBITDA, net debt and net leverage ratio provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitate comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company's performance.  In addition, the Board of Directors and executive management team use adjusted EBITDA as a performance measure under the company's annual incentive plans.

Although Koppers believes that these non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure.  Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures.  Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release:  Unaudited Reconciliation of Total Debt to Net Debt and Net Leverage Ratio; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA on a Latest Twelve Month Basis.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses, cash outflows and the sale of KJCC.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plan,” “potential,” “intend,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of and ability to consummate acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.

Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; the length and extent of economic contraction as a result of the coronavirus (COVID-19) pandemic; disruption in the U.S. and global financial markets; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

UNAUDITED RECONCILIATION OF TOTAL DEBT TO NET DEBT AND NET LEVERAGE RATIO

(In millions)

		Twelve Months Ended
	June 30, 2020	December 31, 2019
Total Debt	$907.1	$901.2
Less: Cash	33.0	32.3
Net Debt	$874.1	$868.9
Adjusted EBITDA	$194.2	$201.1
Net Leverage Ratio	4.5	4.3

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

ON A LATEST TWELVE MONTH BASIS

(In millions)

		Twelve Months Ended
	June 30, 2020	December 31, 2019
Net income	$67.4	$67.4
Interest expense	56.6	61.9
Depreciation and amortization	54.9	54.6
Income tax provision	(0.6)	0.0
Discontinued operations, net of tax	3.6	(3.7)
EBITDA	181.9	180.2
Unusual items impacting net income:
Impairment, restructuring and plant closure	18.5	20.4
Non-cash LIFO (benefit) expense	(3.1)	4.5
Mark-to-market commodity hedging	(3.1)	(4.0)
Adjusted EBITDA with noncontrolling interests	$194.2	$201.1

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